UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	October 25, 2004
OKLAHOMA GAS AND ELECTRIC COMPANY
(Exact Name of Registrant as Specified in Its Charter)
Oklahoma
(State or Other Jurisdiction of Incorporation)
1-1097	73-0382390
(Commission File Number)	(IRS Employer Identification No.)
321 North Harvey, P.O. Box 321, Oklahoma City, Oklahoma	73101-0321
(Address of Principal Executive Offices)	(Zip Code)
405-553-3000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 1.02 Termination of a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

        On October 20, OGE Energy Corp. (“OGE Energy”) and its wholly-owned subsidiary, Oklahoma Gas and Electric Company (the “Company”), entered into separate unsecured five-year revolving credit facilities (each, a “Facility”), with an option, which may be exercised up to two times, to extend the Facility for an additional year. OGE Energy’s $450 million Facility replaced its $300 million 364-day credit facility that was to expire on December 9, 2004. The Company’s $100 million Facility replaced its $100 million 364-day credit facility that was to expire on December 9, 2004. There were no borrowings outstanding under either of these terminated facilities.

        Both Facilities permit borrowings at interest rates equal to the eurodollar base rate, plus a margin of 0.22% to 1.25%, or an alternate base rate. Both Facilities have facility fees that range from 0.08% to 0.25%. If more than 50% of the Facility is utilized, a utilization fee at a per annum rate ranging from 0.10% to 0.25% is payable by the borrower. In addition, both Facilities provide for an annual fee to be paid to the administrative agent. Interest rates and facility fees are based on the borrower’s then-current senior unsecured credit rating. Each of the Facilities provide for issuance of up to $100 million of face amount of letters of credit, provided that the face amount of any letter of credit issued under the Facility reduces the amount available to be borrowed under the Facility. Advances under the Facilities are subject to certain conditions precedent, including the accuracy in all material respects of certain representations and warranties and the absence of any default or unmatured default. Advances may be used to refinance existing indebtedness and for general corporate purposes, including commercial paper liquidity support.

        Both Facilities have a financial covenant requiring that the borrower maintain a maximum debt to capitalization ratio of 65%, as defined in the Facilities. The Facilities also contain covenants which restrict the borrower and certain subsidiaries in respect of, among other things, mergers and consolidations, sales of certain assets, incurrence of liens and transactions with affiliates. Both Facilities are subject to acceleration upon the occurrence of any default, including acceleration of and termination of commitments relating to indebtedness (other than non-recourse indebtedness) of $65 million or more in the aggregate, change of control (as defined in each of the Facilities), nonpayment of judgments in excess of $65 million, and the occurrence of certain ERISA and bankruptcy events.

        As of October 22, 2004, there were no borrowings outstanding under either Facility.

        For further information regarding the terms of the Company’s Facility, the Company’s credit agreement is incorporated by reference herein as Exhibit 99.01.

        OGE Energy is the parent company of the Company, a regulated electric utility with approximately 733,000 customers in Oklahoma and western Arkansas, and Enogex Inc. and its subsidiaries (“Enogex”), a natural gas pipeline business with principal operations in Oklahoma and Arkansas.

Item 8.01 Other Events

        On October 25, 2004, OGE Energy Corp. is scheduled to make a financial presentation at the Edison Electric Institute Financial Conference to discuss, among other things, 2004 and 2005 earnings guidance.

        For 2004, OGE Energy Corp. expects consolidated earnings to be near $1.60 per share compared to previous guidance of between $1.60 and $1.70 per share. The primary reason for the low-end of the earnings range is due to the impact of mild summer weather at the Company which had cooling degree days 14 percent below normal during the third quarter. The mild third quarter weather negatively impacted the Company’s revenues by approximately $20 million. OG&E’s earnings range is now expected to be between $111 million and $115 million.

        For 2005, OGE Energy Corp. expects consolidated earnings will be between $136 million and $145 million, or $1.50 to $1.60 per share, assuming approximately 90.4 million average diluted shares outstanding. The Company’s earnings are projected to be between $108 million and $112 million. The Company expects margin growth of near two percent to be more than offset by increased operating expenses and higher interest costs associated with the issuance of $140 million of long-term debt in August 2004. The Company expects to file a rate case in mid-year 2005 to recover, among other things, its investment in, and the operating expenses of, the McClain Plant and expects new rates to be in effect by the first quarter of 2006. The earnings guidance also assumes full recovery of the costs associated with the Enogex Inc. gas transportation and storage services now pending before the Oklahoma Corporation Commission (“OCC”). On October 22, 2004, the administrative law judge overseeing the proceeding recommended $41.9 million recovery with the Company refunding to its customers any amounts collected in excess of this amount. If this recommendation ultimately is accepted, the Company believes its refund obligation would be approximately $6.2 million, which OGE Energy Corp. does not believe is material in light of previously established reserves. An OCC order in this case is expected by the end of 2004.

        The matters discussed above regarding 2004 and 2005 earnings guidance are forward-looking statements that are subject to certain risks, uncertainties and assumptions. Actual results may vary materially. Factors that could cause actual results to differ materially include, but are not limited to: general economic conditions, including the availability of credit, actions of rating agencies and their impact on capital expenditures; the Company’s and OGE Energy Corp.’s ability to obtain financing on favorable terms; prices of electricity and natural gas; business conditions in the energy industry; competitive factors including the extent and timing of the entry of additional competition in the markets served by the Company; unusual weather; federal or state legislation and regulatory decisions and initiatives that affect cost and investment recovery, have an impact on rate structures and affect the speed and degree to which competition enters the

Company’s markets; changes in accounting standards, rules or guidelines; creditworthiness of suppliers, customers and other contractual parties; and other commitments, contingencies and risk factors listed in the reports filed from time to time by the Company with the Securities and

Item 9.01. Financial Statements and Exhibits

(c) Exhibits
Exhibit Number	Description
99.01	Credit agreement dated October 20, 2004, by and between the Company, Wachovia Bank, National Association, JPMorgan Chase Bank, Citibank, N.A., The Royal Bank of Scotland plc and Union Bank of California, N.A. (Filed as Exhibit 99.02 to OGE Energy Corp.’s Form 8-K filed October 25, 2004 (File No. 1-12579) and incorporated by reference herein)

99.02	Press release dated October 20, 2004, announcing OGE Energy Corp. announces new credit facilities. (Filed as Exhibit 99.03 to OGE Energy Corp.’s Form 8-K filed October 25, 2004 (File No. 1-12579) and incorporated by reference herein)

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OKLAHOMA GAS AND ELECTRIC COMPANY (Registrant)
By	/s/ Donald R. Rowlett
Donald R. Rowlett Vice President and Controller (On behalf of the registrant and in his capacity as Chief Accounting Officer)

October 25, 2004